UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2011

HARRIS CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 West NASA Blvd., Melbourne, Florida		32919
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 727-9100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On August 26, 2011, the independent members of the Board of Directors (the “Board”) of Harris Corporation (the “Company” or “Harris”) approved certain compensation actions with respect to Howard L. Lance, the Company’s Chairman, President and Chief Executive Officer, and the Management Development and Compensation Committee (the “Compensation Committee”) of the Board approved certain compensation actions with respect to the Company’s other “named executive officers” (pursuant to Instruction 4 to Item 5.02 of Form 8-K, those executive officers previously included in the Summary Compensation Table in the Proxy Statement for the Company’s 2010 Annual Meeting of Shareholders) who are currently employed with the Company (together, the “named executive officers”). The approved compensation actions for the named executive officers were in respect of both fiscal 2011 (which ended July 1, 2011) and fiscal 2012 (which began July 2, 2011), as described below.

(i) Fiscal 2011 Cash Payouts Under the Annual Incentive Plan:

Cash payouts under the Harris Corporation Annual Incentive Plan (the “Annual Incentive Plan”) in respect of fiscal 2011 were approved based on performance measures and other individual performance objectives established early in fiscal 2011. The pre-established performance measures included the Company’s revenue and operating income, weighted equally, or in the case of Mr. Mehnert, segment revenue and operating income, weighted equally. Approved payouts to the named executive officers were as follows: Howard L. Lance — $1,264,000; Gary L. McArthur — $396,185; Dana A. Mehnert — $330,000; and Daniel R. Pearson — $328,733.

(ii) Fiscal 2011 Performance Share Award Payouts Under the 2005 Equity Incentive Plan:

Performance share award payouts under the Harris Corporation 2005 Equity Incentive Plan, as previously amended (as in effect prior to the Restated 2005 Equity Incentive Plan (defined below)), in respect of the fiscal 2009-2011 three-year performance period were approved based on performance measures established early in fiscal 2009. The pre-established performance measures consisted of the Company’s cumulative operating income and average annual return on invested capital (“ROIC”), weighted equally, over the fiscal 2009-2011 performance period and the Company’s average operating income growth and average annual ROIC over the fiscal 2009-2011 performance period compared with the Standard and Poor’s 500 and Midcap 400 indices. Approved payouts to the named executive officers were as follows: Howard L. Lance — 56,680 shares; Gary L. McArthur — 12,610 shares; Dana A. Mehnert — 6,760 shares; and Daniel R. Pearson — 10,400 shares.

(iii) Base Salaries:

The following annual base salaries were approved for the named executive officers, effective August 27, 2011: Howard L. Lance — $1,050,000; Gary L. McArthur — $565,000; Dana A. Mehnert — $470,000; and Daniel R. Pearson — $525,000.

(iv) Fiscal 2012 Minimum, Target and Maximum Cash Award Levels under the Annual Incentive Plan:

Minimum, target and maximum cash award levels for potential payouts under the Annual Incentive Plan in respect of fiscal 2012 were approved for the named executive officers. In addition, the performance measures that will be applied for purposes of determining such potential payouts were also approved. These performance measures include: (a) the Company’s revenue and operating income, weighted equally, or in the case of Mr. Mehnert, segment revenue and operating income, weighted equally, and (b) individual performance objectives. The Compensation Committee may adjust the financial payout calculations for Messrs. McArthur, Mehnert and Pearson upward or downward by up to twenty percent based upon their individual performance objectives. The approved minimum, target and maximum cash award levels for the named executive officers in respect of fiscal 2012 were as follows: Howard L. Lance: $0 — $1,260,000 — $2,520,000; Gary L. McArthur: $0 — $405,000 — $810,000; Dana A. Mehnert: $0 — $320,000 — $640,000; and Daniel R. Pearson: $0 — $375,000 — $750,000.

(v) Fiscal 2012 Grants of Stock Options, Performance Share Unit Awards and Restricted Stock Unit Awards Under the Restated 2005 Equity Incentive Plan:

Stock Options: Grants of options to purchase shares of the Company’s common stock under the 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) (the “Restated 2005 Equity Incentive Plan”) were approved for certain named executive officers as follows: Gary L. McArthur — 59,800 shares; Dana A. Mehnert — 45,800 shares; and Daniel R. Pearson — 55,600 shares. The options granted have a ten-year term and vest in equal increments over a period of three years as follows: one-third vest on the first anniversary of the grant date; an additional one-third vest on the second anniversary of the grant date; and the final one-third vest on the third anniversary of the grant date. The options granted have an exercise price per share equal to $37.69, which was the closing price per share of the Company’s common stock on August 26, 2011. The exercise price may be paid in cash and/or shares of the Company’s common stock, or by “cashless exercise” procedures. The form of Stock Option Award Agreement Terms and Conditions (as of August 26, 2011) for the stock option grants made to the named executive officers is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Performance Share Unit Awards: Grants of performance share unit awards under the Restated 2005 Equity Incentive Plan were approved for certain named executive officers for the fiscal 2012-2014 three-year performance period, including minimum, target and maximum award levels, as follows: Gary L. McArthur: 0 — 16,200 — 32,400 performance share units; Dana A. Mehnert: 0 — 12,400 — 24,800 performance share units; and Daniel R. Pearson: 0 — 15,100 — 30,200 performance share units. The actual payouts of performance share unit awards will be in shares of the Company’s common stock and will vary from 0% to 200% of the target level of performance share units indicated above, based on the extent of achievement over the fiscal 2012-2014 performance period of targets relating to the Company’s cumulative operating income and average annual ROIC, weighted equally, and taking into account the Company’s total shareholder return relative to a peer group consisting of the companies in the Standard & Poor’s 500 Industrials Sector and Information Technology Sector (excluding semiconductor and semiconductor equipment companies). The performance share unit awards provide that each performance share unit earned and paid out will receive accrued dividend equivalents in an amount equal to the per share cash dividends or other distributions, if any, which are paid with respect to issued and outstanding shares of the Company’s common stock during the performance period, and that payment of such dividend equivalents will be made at the time of the actual payout of shares of common stock in respect of such performance share unit awards. The form of Performance Share Unit Award Agreement Terms and Conditions (as of August 26, 2011) for the grants of performance share unit awards made to the named executive officers is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Restricted Stock Unit Awards: Grants of restricted stock unit awards under the Restated 2005 Equity Incentive Plan were approved for certain named executive officers as follows: Gary L. McArthur – 1,800 restricted stock units; and Daniel R. Pearson – 1,200 restricted stock units. These restricted stock units will vest and the restrictions will terminate on August 26, 2013 in the case of Mr. McArthur, and on August 26, 2012 in the case of Mr. Pearson, provided in each case that such named executive officer is still employed by the Company at that time. The actual payouts of restricted stock unit awards will be in an equivalent number of shares of the Company’s common stock. The restricted stock unit awards provide for the payment of dividend equivalents on each restricted stock unit in an amount equal to the per share cash dividends or other distributions, if any, which are paid with respect to issued and outstanding shares of the Company’s common stock, at the time of payment of such cash dividends or other distributions. The form of Restricted Stock Unit Award Agreement Terms and Conditions (as of August 26, 2011) for such grants of restricted stock unit awards is filed as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

10.1 * Form of Stock Option Award Agreement Terms and Conditions (as of August 26, 2011).

10.2 * Form of Performance Share Unit Award Agreement Terms and Conditions (as of August 26, 2011).

10.3 * Form of Restricted Stock Unit Award Agreement Terms and Conditions (as of August 26, 2011).

*Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

August 31, 2011	By:	Scott T. Mikuen

Name: Scott T. Mikuen
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	* Form of Stock Option Award Agreement Terms and Conditions (as of August 26, 2011).
10.2	* Form of Performance Share Unit Award Agreement Terms and Conditions (as of August 26, 2011).
10.3	* Form of Restricted Stock Unit Award Agreement Terms and Conditions (as of August 26, 2011). * Management contract or compensatory plan or arrangement.